SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2006

CRANE CO.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

1-1657	13-1952290
(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 363-7300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

SECTION 8 – OTHER EVENTS

ITEM 8.01 Other Events

On June 12, 2006, Crane Co. issued a press release announcing that it had entered into agreements with the holders of 90% of the outstanding shares of Telequip Corporation to acquire the company for a cash purchase price of approximately $45 million. The transaction is expected to close within the next two weeks after the holders of the remaining 10% of the outstanding shares execute agreements to sell their shares. A copy of the press release is attached as Exhibit 99.1.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a)	None

(b)	None

(c)	None

(d)	Exhibits

99.1	Press Release dated June 12, 2006, issued by Crane Co.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE CO.

Dated: June 12, 2006	By:	/s/ J. Robert Vipond
J. Robert Vipond Vice President, Finance and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 12, 2006, issued by Crane Co.

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